SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C.  20549

                          FORM 8-K/A

               AMENDMENT TO CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): November 30, 1995

                 Checkpoint Systems, Inc.
  --------------------------------------------------------------
      (Exact name of registrant as specified in its charter)

                       Pennsylvania
 ------------------------------------------------------------
  (State or other jurisdiction of incorporation or organization)



       1-11257                             22-1895850
  --------------------             --------------------------------
(Commission File Number)          (I.R.S. Employer Identification No.)


   101 Wolf Drive, PO Box 188       Thorofare, New Jersey 08086
 ----------------------------------------------------------------------
             (Address of principal executive offices)


                               (609) 848-1800
------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                         N/A
-----------------------------------------------------------------------
             (Former name or address, if changed since last report)

  Item 7.   Financial Statements and Exhibits
  ------    ----------------------------------
            Filed herewith as Items 7(a) and (b) to this Form 8-K/A are the required financial statements and proforma financial information relating to the acquisition by Checkpoint Systems, Inc. (the "Registrant") of all of the issued and outstanding capital stock of Actron Group Limited ("Actron"). Such transaction is more fully described in the Current Report on Form 8-K filed by the Registrant on December 15, 1995.

Item 7(a)  Financial Statements of Business Acquired
---------  -----------------------------------------

                INDEX TO FINANCIAL STATEMENTS

I.  ACTRON GROUP LIMITED FINANCIAL STATEMENTS

    Consolidated Statements of Income

    Consolidated Balance Sheets

    Consolidated Statements of Cash Flows

    Consolidated Statements of Changes in Shareholders' Equity

    Notes to Consolidated Financial Statements














       3

Item 7(b) Pro Forma Consolidated Financial Information
--------- --------------------------------------------

  I.  Introduction to Historical and Pro Forma Consolidated
      Financial Statements

 II.  Historical and Pro Forma Combined Statement of
      Operations For the Year Ended December 31, 1995

III. Notes to Historical and Pro Forma Combined Statement of Operations For the Year Ended December 31, 1995

 IV.  Combined Balance Sheet as of December 31, 1995

  V.










      4
                  ACTRON GROUP LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                        Pages

Consolidated Financial Statements

Report of Independent Accountants on the
consolidated financial statements for the year
ended December 31, 1994                                   4

Report of Independent Accountants on the
consolidated financial statements for the
eleven months ended November 30, 1995                     5

Consolidated Statements of Income for the eleven
months ended November 30, 1995 and the year ended
December 31, 1994                                         6

Consolidated Balance Sheets at November 30, 1995 and
December 31, 1994                                         7

Consolidated Statements of Cash Flows for the
eleven months ended November 30, 1995 and the year
ended December 31, 1994                                   8

Consolidated Statements of Changes in Shareholders'
Equity for the eleven months ended November 30, 1995
and the year ended December 31, 1994                      9

Notes to Consolidated Financial Statements               10










      5
                 Consolidated Statements of Income

                                            Eleven months         Year
                                                    ended        ended
                                              November 30  December 31
                                                     1995         1994
                                     Notes             $m           $m

Net sales                                3           45.5         50.1
Cost of sales                                       (40.8)       (35.4)
Selling, general and
administrative expenses                             (19.3)       (15.1)
                                                    ------       ------
Operating loss                           3          (14.6)        (0.4)
Interest income                                       0.5          0.3
Interest expense - affiliates                        (2.2)        (2.3)
Interest expense - non-affiliates                    (0.1)        (0.1)
Other income less expenses               4            1.1         (0.2)
                                                    ------       ------
Loss before income taxes                            (15.3)        (2.7)
Income taxes                             5              -         (0.6)
                                                    ------       ------
Net loss                                            (15.3)        (3.3)
                                                    ======       ======

See accompanying notes to consolidated financial statements


















      6
                   Consolidated Balance Sheets

                                              November 30  December 31
                                                     1995         1994
                                     Notes             $m           $m
Assets
Cash and cash equivalents                             0.5          3.2
Accounts receivable - net                6           10.9          9.4
Loans receivable - net - affiliates                     -          7.1
Inventories                              7            9.8          7.2
Prepaid expenses and other current
  assets                                 8            1.9          1.5
Net investments in direct financing      9
  and sales type leases                               1.7          1.6
                                                    ------       ------
Total current assets                                 24.8         30.0

Property, plant and equipment - net     10            4.7          4.4
Investment in direct financing
  and sales type leases                  9            2.2          2.7
Other long-term assets                                0.3          0.9
                                                    ------       ------
Total assets                                         32.0         38.0
                                                    ======       ======
Liabilities and shareholders' equity
Short-term debt                         11            0.4          0.4
Accounts payable                                      5.4          2.5
Loans payable - affiliates              12           43.7         42.2
Current instalments of obligations      13            0.7          0.8
  under finance leases
Other current liabilities               14           12.1          8.3
                                                    ------       ------
Total current liabilities                            62.3         54.2

Deferred revenue                        15            2.1          1.4
Obligations under finance leases-
  excluding current installments        13            0.6          1.1

Other long-term liabilities                           0.7          0.9
                                                    ------       ------
Total liabilities                                    65.7         57.6
                                                    ------       ------
Commitments and contingencies           17

Shareholders' equity:
Share capital                           16            7.6          7.6
Accumulated deficit                                 (41.5)       (26.2)
Cumulative currency translation
  adjustments                                         0.2         (1.0)
                                                    ------       ------

Total shareholders' equity                          (33.7)       (19.6)
                                                    ------       ------

Total liabilities and shareholders'
  equity                                             32.0         38.0
                                                    ======       ======

See accompanying notes to consolidated financial statements

      7
                     Consolidated Statements of Cash Flows

                                           Eleven months            Year
                                                   ended           ended
                                             November 30     December 31
                                                    1995            1994
                                                      $m              $m

Cash flows from operating activities
Net loss                                           (15.3)           (3.3)
Adjustments to reconcile net loss to net
  cash (utilized) provided by operating
  activities:
Depreciation                                         1.9             1.6
Other                                               (0.1)            0.2

Changes in assets and liabilities:
Accounts receivable                                 (1.5)           (2.3)
Inventories                                         (2.6)           (1.1)
Other assets                                         0.1             2.2
Accounts payable                                     2.9             0.6
Deferred revenue                                     1.0             1.3
Other liabilities                                    1.1             4.1
                                                   ------          ------

Net cash (utilized) provided by
  operating activities                             (12.5)            3.3
                                                   ------          ------
Cash flows from investing activities
Purchase of property, plant and equipment           (3.0)           (3.6)
Disposal of property, plant and equipment            0.5             1.2
Capital element of finance lease receipts            1.9             1.2
Acquisition of businesses                              -            (0.5)
                                                   ------          ------
Net cash utilized by investing activities           (0.6)           (1.7)
                                                   ------          ------
Cash flows from financing activities
Net receipts of short-term debt - affiliates        10.9             1.0
Net repayment of short-term debt - non-affiliates      -            (0.2)
Capital element of finance lease payments           (0.7)           (1.0)
                                                   ------          ------
Net cash provided by financing activities           10.2            (0.2)
                                                   ------          ------
Net (decrease) increase in cash and
  cash equivalents                                  (2.9)            1.4
Foreign exchange gain on opening cash balance        0.2               -
Cash and cash equivalents at beginning of period     3.2             1.8
                                                   ------          ------
Cash and cash equivalents at end of period           0.5             3.2
                                                   ======          ======
Cash payments during the period for
Interest - affiliates                                2.2             2.3
Interest - non-affiliates                            0.1             0.1
Income taxes                                         0.2             0.2


See accompanying notes to consolidated financial statements

       8
      Consolidated Statements of Changes in Shareholders' Equity


                                                   Cumulative
                                                     currency
                          Share    Accumulated    translation
                        capital        deficit    adjustments    Total
                             $m             $m             $m       $m

At January 1, 1994          7.6         (22.9)           (0.2)   (15.5)
Net loss                      -          (3.3)              -     (3.3)
Currency translation
  adjustments                 -             -            (0.8)    (0.8)
                           -----         -----           -----    -----

At December 31, 1994        7.6         (26.2)           (1.0)   (19.6)
Net loss                      -         (15.3)              -    (15.3)
Currency translation
  adjustments                 -             -             1.2      1.2
                          -----         -----           -----    -----

At November 30, 1995        7.6         (41.5)            0.2    (33.7)
                          =====         ======          =====    ======


See accompanying notes to consolidated financial statements

                           ACTRON GROUP LIMITED

Note 1 - Basis of consolidated financial statements
---------------------------------------------------

Actron's primary business is the manufacture and distribution of electronic article surveillance equipment. Actron and its subsidiaries are located in Europe and customers are predominately in the retail trade.

The consolidated financial statements have been prepared in United States dollars in accordance with generally accepted accounting principles in the United States and as described in note 2. The preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Liquidity

The Group's balance sheet reflects a net liabilities position at November 30, 1995. The Group also recorded a net loss and had significant net cash outflows before financing from its parent company in the eleven month period ended November 30, 1995. In order to meet its liabilities and continue trading the Group is wholly dependent upon the continuing financial support of Checkpoint Systems, Inc. Checkpoint Systems, Inc. has confirmed that it will provide financial support to the Group.


Note 2 - Summary of significant accounting policies
---------------------------------------------------

Principles of consolidation

The consolidated financial statements incorporate the financial statements of Actron Group Limited, a company incorporated in the United Kingdom, and its subsidiaries (the "Group" or "Actron"). In the consolidated financial statements "affiliates" refers to a) as at December 31, 1994 and for the periods ended November 30, 1995 - certain direct and indirect wholly owned subsidiaries of ADT Limited which are not within the Actron Group of companies and b) as at November 30, 1995 - certain direct and indirect wholly owned subsidiaries of Checkpoint Systems, Inc. which are not within the Actron group of companies. Actron consolidates companies in which it owns more than fifty per cent of the voting shares. The results of subsidiary companies acquired or disposed of during the financial year are included in the consolidated financial statements from the effective date of acquisition or up to the date of disposal. All significant intercompany balances and transactions have been eliminated in consolidation.


Currency translation

Actron and its subsidiary companies are located in Europe and have various functional currencies other than United States dollars. These consolidated financial statements have been prepared in United States dollars as this is the relevant reporting currency for the shareholders.

The results of companies which account in a functional currency other than United States dollars are translated into United States dollars at the average rate of exchange for the year. The assets and liabilities of companies which account in a functional currency other than United States dollars are translated into United States dollars at the rate ruling at the balance sheet date. Currency translation adjustments arising from the use of differing exchange rates from period to period are included in shareholders' equity.

The gains and losses arising from currency transactions are included in the consolidated statements of income.


Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits and highly liquid instruments, with an original maturity of three months or less. As a result of the short-term maturity of these financial instruments their carrying value is approximately equal to their fair market value.


Inventories

Inventories are carried at the lower of cost or net realizable value. Cost includes an addition for direct and indirect production overheads where appropriate and is determined on a first-in first-out basis.


Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided to write off the cost of the assets over their estimated useful lives, using the straight line method, at the following annual rates:

Leased property and related improvements        term of lease
Plant and equipment                             10% - 40%

Repairs and maintenance costs are expensed as incurred.

Gains and losses arising on the disposal of property, plant and equipment are included in the consolidated statements of income.


Income taxes

Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the consolidated financial statements and tax bases of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse.


Net sales

Net sales represent the invoiced value of goods and services to outside customers net of sales-related taxes.

Revenue recognition

Revenue from services or products is recognized in the consolidated statements of income as services are rendered or deliveries made. Service charges, which consist of subscriber billings for services not yet rendered, are deferred and taken into income as earned and the deferred element is included in long-term liabilities. Revenue from the installation of subscriber systems is recognized when instalations are completed.

Income from finance leases is credited to income based on a constant periodic rate of return on the net investment in the lease.


Development costs

Product development costs are expensed as incurred.

Publicity and marketing expenses

Publicity and marketing expenses are charged against income as incurred. Publicity and marketing expenses amounted to $0.8 million and $0.7 for 1995 and 1994 respectively.


Operating leases

Operating lease rental charges are charged against income as incurred.



Note 3 - Segment information
----------------------------

Net sales and operating loss all derive from the Group's electronic article surveillance business in Europe.


Note 4 - Other income less expenses
-----------------------------------

                                         Eleven months         Year
                                                 ended        ended
                                           November 30  December 31
                                                  1995         1994
                                                    $m           $m

Gain on sale of investments                          -          0.1

Gains and(losses) on currency transactions         1.1         (0.3)
                                                  -----        -----
                                                   1.1         (0.2)
                                                  =====        =====

Note 5 - Income taxes
---------------------
The provision for income taxes in the consolidated statements of income is as follows:


                                         Eleven months         Year
                                                 ended        ended
                                           November 30  December 31
                                                  1995         1994
                                                    $m           $m
UK-current                                           -         (0.4)
Overseas-current                                     -         (0.2)
                                                  -----        -----
                                                     -         (0.6)
                                                  =====        =====


Income tax expense differed from the amounts computed by applying the United Kingdom corporation tax rate of 33 percent to pretax loss as a result of the following:

                                         Eleven months          Year
                                                 ended         ended
                                           November 30   December 31
                                                  1995          1994
                                                    $m            $m
Loss before taxes on income
United Kingdom                                     7.1            1.2
Overseas                                           8.2            1.5
                                                  ----           -----
                                                  15.3            2.7
Computed "expected" tax                            5.0            0.9
(Increase)reduction in income taxes
resulting from:
Unutilized tax losses                             (4.8)          (1.9)
Tax rate differentials                            (0.4)          (0.5)
Utilization of losses brought forward              0.2            0.9
                                                  -----          -----
Actual tax charge                                    -           (0.6)
                                                  =====          =====

Deferred tax balances

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at November 30,1995 and December 31, 1994 are presented below:

                                           November 30   December 31
                                                  1995          1994
                                                    $m            $m
Deferred tax assets
Net tax losses carried forward                    11.3           6.7
Other                                              1.1           1.5
                                                 ------        ------
Total gross deferred tax assets                   12.4           8.2
Less valuation allowance                         (12.4)         (8.2)
                                                 ------        ------
Net deferred tax assets                              -             -
                                                 ------        ------
Deferred tax liabilities                             -             -
                                                 ------        ------
Net deferred tax liability                           -             -
                                                 ------        ------
Of which:
Current United Kingdom                               -             -
        Overseas                                     -             -
                                                 ------        ------

The Group is carrying forward operating losses and the related tax credits as of November 30, 1995. The expiry dates of these operating losses and tax credits are analysed below:

Date of expiry (December 31)     Operating loss    Tax credit
                                       $m              $m
1997                                  5.2             1.2
1998                                 15.6             2.0
1999                                 25.3             2.5
2000                                  5.2             1.7
2001                                  5.8             0.7
2002                                  3.7             0.4
Without expiry                        5.9             2.8
                                     ----            ----
                                     66.7            11.3
                                     ====            ====

Note 6 - Accounts receivable - net
----------------------------------

                                           November 30  December 31
                                                  1995         1994
                                                    $m           $m

Trade accounts receivable                         12.2         10.6
Less:  allowance for doubtful receivables         (1.3)        (1.2)
                                                  -----        -----
                                                  10.9          9.4
                                                  =====        =====

Note 7 - Inventories
--------------------

                                           November 30  December 31
                                                  1995         1994
                                                    $m           $m
Raw materials and consumables                      1.6          1.7
Work in process                                    0.4          0.2
Finished goods                                     7.8          5.3
                                                  -----        -----

                                                   9.8          7.2
                                                 =====        =====

Note 8 - Prepaid expenses and other current assets
--------------------------------------------------

                                           November 30  December 31
                                                  1995         1994
                                                    $m           $m
Prepaid expenses                                   0.4          0.7
Other current assets                               1.5          0.8
                                                  -----        -----
                                                   1.9          1.5
                                                 =====        =====

Note 9 - Sales-type and direct financing leases
-----------------------------------------------

The Group's leasing operations comprise leasing its electronic article surveillance equipment under direct financing and sales-type leases expiring in various years through 2000. The following is a summary of the components of the Group's net investment in direct financing and sales-type leases:


                                          November 30   December 31
                                                 1995          1994
                                                   $m            $m

Future minimum lease payments                     5.1           6.0
Unearned income                                  (0.7)         (1.2)
Less provision for doubtful receivables          (0.5)         (0.5)
                                                 -----         -----
                                                  3.9           4.3
                                                 =====         =====





Minimum lease payments to be received as of November 30, 1995 for each of the next five years are:

                                               $m
                           1996               2.0
                           1997               1.4
                           1998               1.0
                           1999               0.6
                           2000               0.1
                                             ----
                                              5.1
                                             ====

The Group has transferred finance lease receivables with recourse in the eleven month period to November 30, 1995 and year ended December 31,1994 amounting $6.2 million and $8.6 million respectively. The Group has guaranteed the performance of the underlying leases. The contingent liability in respect of the sale of finance lease receivables at November 30, 1995 is $2.5 million.


Note 10 - Property, plant and equipment - net
---------------------------------------------


                                            November 30   December 31
                                                   1995          1994
                                                     $m            $m

Cost:
Leased property and related improvements            1.8          1.7
Plant and equipment                                11.5         10.1
                                                   -----        -----
Total cost                                         13.3         11.8
                                                   -----        -----
Accumulated depreciation:
Leased property and related improvements            1.0          0.8
Plant and equipment                                 7.6          6.6
                                                   -----        -----
Total accumulated depreciation                      8.6          7.4
                                                   -----        -----
Net book values                                     4.7          4.4
                                                   =====        =====

Note 11 - Short-term debt
-------------------------

                                            November 30   December 31
                                                   1995          1994
                                                     $m            $m

Bank and acceptance facilities                      0.4           0.4
                                                  =====         =====

The weighted average interest rate at November 30, 1995 was 8%.

As at November 30, 1995 the Group had unutilized lines of credit amounting to $0.5 million. These lines of credit are not committed and can be withdrawn without a notice period.


Note 12 - Loans payable - affiliates
------------------------------------

Loans payable - affiliates at December 31, 1994 represented interest bearing non-collateralized loans due to ADT affiliated companies. These loans were interest bearing at base rate plus one per cent and were repayable on demand.

Loans payable - affiliates at November 30, 1995 represents loans due to Checkpoint affiliated companies.

Note 13 - Obligations under finance leases
------------------------------------------

The Group has financed certain of its leasing contracts with customers using back to back leases with financial institutions.


The minimum future lease payments under these leases as of November 30, 1995 for each of the next five years and in aggregate are:


                                               $m
                           1996               0.8
                           1997               0.5
                           1998               0.2
                                             -----
Total minimum lease payments                  1.5
Less amount representing interest            (0.2)
                                             -----
Present value of minimum lease payments       1.3
                                             =====


Note 14 - Other current liabilities
-----------------------------------

                                            November 30    December 31
                                                   1995           1994
                                                     $m             $m

Accruals                                            5.7            4.9
Payroll and employee benefits                       0.2            0.8
Income taxes                                        0.1            0.1
Other current liabilities                           6.1            2.5
                                                   -----          -----
                                                   12.1            8.3
                                                   =====          =====

Note 15 - Deferred revenue
--------------------------

Deferred revenue is comprised of subscriber billings for maintenance services not yet rendered.


Note 16 - Share capital
-----------------------

                                            November 30    December 31
                                                   1995           1994
                                                     $m             $m

Authorized:
10 million ordinary shares of
  one pound sterling each                           15.2           15.2
                                                   =====          =====

Issued and outstanding:
5 million ordinary shares of
  one pound sterling each                            7.6            7.6
                                                   =====          =====

The ownership of the Group changed in 100-. While the acquisition may have involved consideration in amounts greater than the carrying amounts of net assets at the time, no new basis of accounting was recorded as a result of the acquisition. The Group believes that no such push down amounts would have been material with the possible exception of goodwill and that such goodwill would have been fully amortized or written off before January 1, 1994.

Note 17 - Commitments and contingencies
---------------------------------------

(i) The Group is a defendant in a number of pending legal proceedings incidental to present and former operations. The Group does not expect the outcome of these proceedings either individually or in the aggregate to have a material adverse effect on the operations or financial position of the Group.

(ii) Financial instruments which potentially subject the Group to concentrations of credit risk principally consist of cash and cash equivalents and trade receivables. The Group places its cash and cash equivalents with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The Group's trade receivables primarily result from its electronic article surveillance business and reflects a broad international customer base. Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. As a consequence, concentrations of credit risk are limited.

(iii) Actron Group Limited and certain of its subsidiaries have given guarantees and indemnities in the ordinary course of business in respect of certain Actron group companies and have confirmed their current intentions to provide, for the foreseeable future, such financial support as is required for certain Actron group companies to continue to fulfil all their obligations and other commitments as they fall due.

(iv) The Group leases land, buildings, motor vehicles and other equipment under various contracts. The future total minimum rental payments required under operating leases that have remaining noncancellable lease terms in excess of one year at November 30, 1995 are as follows:

                                              operating
                                               leases
                                                 $m
Year ending December 31

                      1996                       0.5
                      1997                       0.4
                      1998                       0.3
                      1999                       0.3
                      2000                       0.3
                    Thereafter                   2.0
                                                 ---
                                                 3.8
                                                 ===

The operating lease rental charge for the eleven months ended
November 30, 1995 included in the consolidated statements of income amounted to $0.5 million (year ended December 31, 1994 -
$0.6 million).

Note 18 -  Pensions and other plans
-----------------------------------

The Group operates various pension plans designed in accordance with conditions and practices in the countries concerned, which are principally defined contribution in nature.

United Kingdom employees participate in defined benefit pension schemes operated by ADT Group PLC for some of its subsidiaries.

In France and Germany the State provides pensions for employees of the Group. Contributions to these state schemes are made through indirect taxation.

The Group also sponsors defined contribution schemes in Switzerland, Belgium, and Holland. Contributions to these plans are based on employees' salaries

The aggregate net pension expense for the eleven months ended November 30, 1995 included in the consolidated statements of income amounted to $0.3 million (year ended December 31, 1994 - $0.4 million).

Note 19 - Valuation and qualifying accounts
-------------------------------------------
                         Allowance for doubtful receivables
                                                      Eleven
                                         Year         months
                                        ended          ended
                                     December       November
                                     31, 1995       30, 1995
                                           $m             $m

Balance at beginning of period            1.1            1.2
Subsidiaries acquired(disposed of)        ---            ---
Additions charged to income               0.1            0.2
Deductions-primarily write-offs             -           (0.1)
                                         -----          -----
Balance at end of period                  1.2            1.3
                                         =====          =====

Note 20 - Related party transaction
-----------------------------------

The Group purchases disposable security tags from Tokai Electronics Co. Limited (Tokai), a company incorporated in Japan in which the Group owns 33.3% of the equity stock. Purchases from Tokai in the eleven month period ended November 30, 1995 amounted to $7.8 million and as of November 30, 1995 the Group owed Tokai $1.5 million.

The Group's investment in Tokai Electronics Co. Limited has been provided against in full based on the Directors' valuation of the company.


Note 21 - Subsequent Events
---------------------------

Following its acquisition of Actron, Checkpoint Systems, Inc. has begun rationalizing Actron's operations and integrating them with its own operations in Europe. To date the known costs of this rationalization program are $1 million in respect of additional inventory provisions.

      19
                  HISTORICAL AND PRO FORMA CONSOLIDATED
            FINANCIAL STATEMENTS OF CHECKPOINT SYSTEMS, INC.
                        AND ACTRON GROUP LIMITED

The following pro forma consolidated financial statements of Checkpoint Systems, Inc. have been prepared to reflect the following transaction:

     1. The acquisition of 100% of the outstanding share capital of Actron Group Limited.

The pro forma statements of operations are prepared as if the transaction occurred as of the beginning of the periods presented. A consolidated historical balance sheet as of December 31, 1995 is presented which reflects the acquisition of Actron Group Limited.

The pro forma consolidated financial statement of operations does not purport to represent what Checkpoint's results of operations for the period would actually have been had the consummated transaction in fact occurred on the aforementioned dates, or to project Checkpoint's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. These adjustments are directly attributable to the consummated transaction and are expected to have a continuing impact on the financial position and results of operations of Checkpoint Systems, Inc.

The pro forma consolidated financial statements of operations should be read in conjunction with Checkpoint's Financial Statements, including notes thereto.



























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         Pro Forma Combined Statement of Operations Data
                        Fiscal Year 1995
                  (All amounts in thousands)

                         Twelve     Eleven
                         Months     Months     Proforma
                        12/31/95   11/30/95   Adjustments    Pro Forma for
                       Checkpoint   Actron   for the Actron   the Actron
                         Actual     Actual     Acquisition    Acquisition
                       ----------   ------   --------------  -------------
Net revenues            $204,741   $45,500                      $250,241
Cost of revenues         114,044    40,800      (2,000) (1)      152,844
                        --------   -------      -------         --------
Gross profit              90,697     4,700       2,000            97,397
 Selling, general
  and administrative
  expenses                71,642    19,300      (3,100) (2)       87,842
Operating Income/(loss)   19,055   (14,600)      5,100             9,555

Interest expense, net      2,259     1,800         399  (3)        4,458
Other income/(expense)      (198)    1,100           0               902
                         --------   -------      -------         --------
Income before income tax  16,598   (15,300)      4,701             5,999
Income taxes               5,189         0      (3,024) (4)        2,165
                        --------   --------     -------         --------
Net earnings/(loss)      $11,409  ($15,300)     $7,725            $3,834
                        ========   ========     =======         ========
Net earnings/(loss)
  per share                $0.83                                   $0.28
                        ========   ========     =======         ========
Weighted average number
  of common and common
  equivalent shares       13,687                                  13,687
                        ========   ========     =======         ========

(1) Reflects the adjustment to inventory to reflect a profit on the selling effort of related inventory and reduction and elimination of redundancies created by the acquisition. No adjustment has been made to reflect what cost of revenues would have been had manufacturing operations been transferred as of January 1, 1995 to the Company's lower cost Caribbean based manufacturing facilities.

(2) Reflects (i) the annual amortization of goodwill of approximately $2.2 million, and (ii) a $4.0 million reduction to Selling, General and Administrative expense as a result of an elimination of redundancies created by the acquisition of approximately 50 employees and facilities, and (iii) to eliminate $1.3 million of one time severance charges directly associated with the acquisition which are reflected in Checkpoint's operating results for the twelve months ending December 31, 1995.

(3) Reflects the interest expense associated with the Convertible
Subordinated debentures less the $2.2 million of intercompany interest charges calculated as follows:

    Twelve months interest at 5-1/4% on $54 million     $2,835
    Less:
       Interest expense booked                             236
       Intercompany interest charges                     2,200
                                                        ------
    Total pro forma interest adjustment                 $  399
                                                        ======

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(4) Reflects the change in the provision for income taxes as a result of the pro forma adjustments. Such adjustments were based on the combined effective tax rate of 36%, however no deduction was taken for the amortization of the goodwill acquired as this amount is not deductible.

      22
                Combined Balance Sheet data
                         December 31, 1995
(Includes the impact of the Actron purchase completed on November 30, 1995)
                    (All Amounts In Thousands)
                                                  Checkpoint
                                                    Actual
                                                  ----------
Current Assets:
  Cash and Short Term Investments                  $77,456
  Accounts Receivable, net                          73,065
  Inventories                                       54,941
  Other Current Assets                               7,479
  Deferred Income Taxes                              1,117
                                                   -------
  Total Current Assets                            $214,058

Property, Plant, and Equipment, net of
 accumulated depreciation                           56,025

Excess of Purchase Price Over Fair Value
 of Net Assets Acquired                             64,826

Intangibles                                          6,760
Other Assets                                        14,881
                                                   -------
Total Assets                                      $356,550
                                                  ========

Current Liabilities:
  Accounts Payable                                 $16,643
  Accrued Compensation                               5,762
  Income Taxes                                       5,816
  Unearned Revenues                                  8,155
  Other Current Liabilities                         21,566
  Current Portion Long-term Debt                     4,002
                                                   -------
Total Current Liabilities                          $61,944

Long-Term Debt, Less Current Maturities             35,674
5- 1/4% Subordinated Debentures                    120,000
Deferred Income Taxes                                1,274

Shareholders' Equity
  Preferred Stock, no par value
  Common Stock, par value
  $.10 per share                                     1,501
  Additional Capital                                84,627
  Retained Earnings                                 58,198
  Common Stock in Treasury                          (5,664)
  Foreign Currency Adjustment                       (1,004)
                                                  ---------
  Total Shareholders' Equity                      $137,658
                                                  ---------
Total Liabilities and
Shareholders'Equity                               $356,550
                                                  ========





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
                              Signature
                              ---------


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 1996

Checkpoint Systems, Inc.

BY:
/s/Mitchell T. Codkind
Vice President, Corporate Controller and
Chief Accounting Officer


























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